EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement of Roxio, Inc. on Form S-8 of our reports dated June 8, 2004 relating to the consolidated financial statements and financial statement schedule of Roxio, Inc., which appears in Roxio, Inc’s Annual Report on Form 10-K for the year ended March 31, 2004.

PricewaterhouseCoopers LLP

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

June 14, 2004